KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
                                919 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-3852
                                 (212) 715-9100

ARTHUR H. AUFSES III     Richard Marlin                  Sherwin Kamin
THOMAS D. BALLIETT       Thomas E. Molner                Arthur B. Kramer
JAY G. BARIS             Thomas H. Moreland              Maurice N. Nessen
SAUL E. BURIAN           Ellen R. Nadler                 Founding Partners
BARRY MICHAEL CASS       Gary P. Naftali                      Counsel
THOMAS E. CONSTANCE      Michael J. Nassa                     --------
MICHAEL J. DELL          Michael S. Nelson               Martin Balsam
KENNETH H. ECKSTEIN      Jay A. Neveloff                 Joshua M. Berman
CHARLOTTE M. FISCHMAN    Michael S.Oberman               Jules Buchwald
DAVID S. FRANKEL         Paul S. Pearlman                Rudolph De Winter
MARVIN E. FRANKEL        Susan J. Penry-Williams         Meyer Eisenberg
ALAN R. FRIEDMAN         Bruce Rabb                      Arthur D. Emil
CARL FRISCHLING          Allan E. Reznick                Maxwell M. Rabb
MARK J. HEADLEY          Scott S. Rosenblum              James Schreiber
ROBERT M. HELLER         Michele D. Ross                      Counsel
PHILIP S. KAUFMAN        Max J. Schwartz                      -------
PETER S. KOLEVZON        Mark B. Segall                  M. Frances Buchinsky
KENNETH P. KOPELMAN      Judith Singer                   Debora K. Grobman
MICHAEL PAUL KOROTKIN    Howard A. Sobel                 Christian S. Herzeca
KEVIN B. LEBLANG         Steven C. Todrys                Pinchas Mendelson
DAVID P. LEVIN           Jeffrey S. Trachtman            Lynn R. Saidenberg
EZRA G. LEVIN            D. Grant Vingoe                 Jonathan M. Wagner
LARRY M. LOEB            Harold P. Weinberger            Special Counsel
MONICA C. LORD           E. Lisk Wyckoff, Jr.                 -------
                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                          WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------


                                  March 3, 1995


The OFFITBANK Variable Insurance Fund, Inc.
237 Park Avenue, Suite 910
New York, New York  10017

Gentlemen:

          We have acted as counsel for The OFFITBANK Variable Insurance Fund, Inc., a Maryland corporation (the "Fund"), in connection with the proposed public offering of shares of common stock, $.001 par value (the "Common Stock") of its OFFITBANK VIFHigh Yield Fund series (the "High Yield Fund" series), OFFITBANK VIF-Investment Grade Global Debt Fund series (the "Global Debt Fund" series) and OFFITBANK VIF-Emerging Markets Fund series (the "Emerging Markets Fund" series) pursuant to a registration statement on Form N-1A (File No. 33-81748) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

          We have reviewed the Fund's Articles of Incorporation, its By-Laws, its Amended and Restated By-Laws, resolutions of the Board of Directors of the Fund, and the Registration Statement (including exhibits thereto). We have also made such inquires and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted.

Kramer, Levin, Naftalis, Nessen, Kamin & Frankel

The OFFITBANK Variable Insurance Fund, Inc.
March 3, 1995
Page 2



          We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. We have received and relied upon an opinion from Venable, Baetjer and Howard, LLP, Special Maryland Counsel, a copy of which is attached herewith, concerning the organization of the Fund and the authorization and issuance of the Common Stock.

          Based upon and subject to the foregoing, we are of the opinion, and so advise you as follows:

          i. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

          ii. The shares of High Yield Fund series Common Stock, the shares of Global Debt Fund series Common Stock and the shares of Emerging Markets Fund series Common Stock of the Fund to be offered for sale pursuant to the Prospectus are, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                        /s/ Kramer, Levin, Naftalis, Nessen, Kamin & Frankel

                [LETTERHEAD OF VEANBLE, BAETJER AND HOWARD, LLP]

                                  March 3, 1995



Kramer, Levin, Naftalis, Nessen,
  Kamin & Frankel
919 Third Avenue
New York, NY  10022-3852


         Re:      The Offitbank Variable Insurance Fund, Inc.
                  -------------------------------------------

Ladies and Gentlemen:

         We have acted as special Maryland counsel for The Offitbank Variable Insurance Fund, Inc., a Maryland corporation (the "Fund"), in connection with the organization of the Fund and the issuance of shares of its common stock of the Offitbank VIF - High Yield Fund series, Offitbank VIF - Investment Grade Global Debt Fund series, and Offitbank VIF - Emerging Markets Fund series, all with a par value of $.001 per share (collectively, the "Common Stock").

         As Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement on Form N-1A, File Nos. 33-81748; 811-8640 (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

         We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion and so advise you that:

          1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

          2. The 3,333,3,333 and 3,334 presently issued and outstanding shares of Common Stock of the Offitbank VIF - High Yield Fund series,
               Offitbank VIF - Investment Grade Global Debt Fund series, and Offitbank VIF - Emerging Markets Fund series, respectively, have been validly and legally issued and are fully paid and nonassessable.

          3. The shares of Common Stock of the Fund to be offered for sale pursuant to the Prospectus are, to the extent of the number of shares of each of the Offitbank VIF - High Yield Fund series, Offitbank VIF - Investment Grade Global Debt Fund series, and Offitbank VIF - Emerging Markets Fund series, respectively, authorized to be issued by the Fund in its Articles of Incorporation, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will be validly and legally issued and will be fully paid and nonassessable.

         This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

         You may rely upon our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Venable, Baetjer and Howard, LLP


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